EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Form S-3 (the “Registration Statement”) of Canyon Resources Corporation of our report dated February 27, 2007, which appears in the Annual Report on Form 10-K of Canyon Resources Corporation for the year ended December 31, 2006. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ Ehrhardt Keefe Steiner & Hottman PC
Ehrhardt Keefe Steiner & Hottman PC
Denver, Colorado
June 28, 2007